SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported) May 5, 2004

VERAMARK TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-13898	16-1192368

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

3750 Monroe Avenue, Pittsford, New York 14534
(Address of Principal Executive Offices including zip code)

(585) 381-6000
(Registrant’s telephone number including area code)

Item 4. Changes in Registrant’s Certifying Accountant.

a)	The Audit Committee of the Board of Directors of Registrant was informed by letter dated May 5, 2004 by the accounting firm of Deloitte & Touche LLP (“D&T”) that D&T was ceasing its client-auditor relationship with the Company effective with completion of the review of the Registrant’s interim financial statements for the quarter ended March 31, 2004.

On May 12, 2004, D&T advised the Registrant that D&T had completed it’s review of the financial statements for the quarter ended March 31, 2004, and confirmed that the client-auditor relationship had ceased.

b)	D&T’s reports on the financial statements for the past two years ended December 31, 2003 and 2002 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

c)	During the Registrant’s two most recent fiscal years ended December 31, 2003 and 2002, and through May 12, 2004, there have been no disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of D&T would have caused D&T to make reference thereto in connection with D&T’s report.

d)	The Registrant has requested that D&T furnish Registrant with a letter addressed to the Securities and Exchange Commission stating whether or not D&T agrees with the statements made pursuant to Item 304(a) of Regulation S-K by Registrant in this report. A copy of such letter is filed as Exhibit 16 to this report.

Item 7. Financial Statements and Exhibits.

(c)	The following exhibit is filed with this report:

        Exhibit (16) Deloitte & Touche LLP letter to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized in Pittsford, New York on May 12, 2004.

Veramark Technologies, Inc.

By:	/s/ Ronald C. Lundy

Ronald C. Lundy, Treasurer
Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

16	Deloitte & Touche LLP letter to the Securities and Exchange Commission.